Exhibit (d)(6)
EXPENSE LIMITATION AGREEMENT
AGREEMENT made as of the 1st day of August 2009 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management Inc. (the “Adviser”) and each investment subadviser listed on Schedule B (“Subadviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule B.
The Adviser and each Subadviser hereby agree to waive their fees and reimburse expenses to the extent necessary to limit total operating expenses (excluding taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses and estimated indirect expenses attributable to investments in other investment companies) for Funds set forth on Schedule A to the levels set forth on Schedule A until August 1, 2010. For the Institutional Cash Management Money Market Fund, Institutional Municipal Cash Reserve Money Market Fund, Institutional U.S. Government Securities Money Market Fund and U.S. Treasury Securities Money Market Fund, the total advisory fees waived shall be borne 60% by the Adviser and 40% by the Subadviser. For the Seix Global Strategy Fund, International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund, the total advisory fees waived shall be borne 40% by the Adviser and 60% by each Subadviser.
If at any point before August 1, 2012, it becomes unnecessary for the Adviser or Subadviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Subadviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap to recapture any of its prior waivers or reimbursements.
The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund’s expenses, and that the Adviser’s guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT, INC.

By:	/s/ Julia Short	By:	/s/ John Stebbins
Name:	Julia Short	Name:	John Stebbins
Title:	President	Title:	Managing Director and CFO
ALPHA EQUITY MANAGEMENT LLC (with respect to the International Equity 130/30 Fund, Real Estate 130/30 Fund and U.S. Equity 130/30 Fund)

By: Name:	/s/ Kevin Means Kevin Means
Title:	Managing Partner
SEIX INVESTMENT ADVISORS LLC (with respect to the Seix Global Strategy Fund)

By: Name: Title:	/s/ Bob Sherman Bob Sherman CEO
STABLERIVER CAPITAL MANAGEMENT LLC (with respect to the Institutional Cash Management Money Market Fund, the Institutional Municipal Cash Reserve Fund, the Institutional U.S. Government Securities Money Market Fund, the Institutional U.S. Treasury Securities Money Market Fund)

By: Name:	/s/ Paul L. Robertson III Paul L. Robertson III
Title:	President

EXPENSE LIMITATION AGREEMENT
SCHEDULE A

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
International Equity 130/30 Fund	I	1.55%
	A	1.85%

Real Estate 130/30 Fund	I	1.45%
	A	1.75%

U.S. Equity 130/30 Fund	I	1.30%
	A	1.60%

Aggressive Growth Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Conservative Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Growth Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

EXPENSE LIMITATION AGREEMENT
SCHEDULE A
(CONTINUED)

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
Moderate Allocation Strategy	I	0.20%
	A	0.50%
	B	0.95%
	C	1.20%

Seix Global Strategy Fund	I	0.83%
	A	1.13%

Institutional Cash Management Money Market Fund	Institutional	0.17%

Institutional Municipal Cash Reserve Money Market Fund	Institutional	0.20%

Institutional U.S. Government Securities Money Market Fund	Institutional	0.20%

Institutional U.S. Treasury Securities Money Market Fund	Institutional	0.20%
	Corporate Trust	0.45%

SCHEDULE B

FUND NAME	ADVISER
Aggressive Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Conservative Allocation Strategy	RidgeWorth Capital Management, Inc.

Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Moderate Allocation Strategy	RidgeWorth Capital Management, Inc.

FUND NAME	SUBADVISER
International Equity 130/30 Fund	Alpha Equity Management LLC

Real Estate 130/30 Fund	Alpha Equity Management LLC

U.S. Equity 130/30 Fund	Alpha Equity Management LLC

Seix Global Strategy Fund	Seix Investment Advisors LLC

Institutional Cash Management Money Market	StableRiver Capital Management LLC

Institutional Municipal Cash Reserve Money Market	StableRiver Capital Management LLC

Institutional U.S. Government Securities Money Market	StableRiver Capital Management LLC

Institutional U.S. Treasury Securities Money Market	StableRiver Capital Management LLC